UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                   ----------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           October 1, 2002                                                    0-31267
                           ---------------                                                     -------
          Date of Report (Date of earliest event reported)                                Commission File Number


                             IWT TESORO CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


                               Nevada                                                          91-2048019
                               ------                                                          ----------
     (State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification Number)


                                      5 Wicks Lane
                                Wilton, Connecticut 06897
                                -------------------------
                   (Address of Principal Executive Offices) (Zip Code)


                                     (203) 858-9951
                                     --------------
                  (Registrant's telephone number, including area code)

ITEM 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)(1) Financial statements for International Wholesale Tile, Inc., which is the business acquired for the years ended December 31, 2001, 2000 and 1999.

                  Report of Independent Certified Public Accountants

                  Financial Statements

                           Balance Sheets
                           Statements of Operations
                           Statements of Stockholders' Equity (Deficit)
                           Statements of Cash Flows

                  Notes to Financial Statements

         (a)(2) Financial statements for International Wholesale Tile, Inc. for the nine months ended September 30, 2002.

                  Accountants' Review Report

                  Financial Statements

                           Balance Sheets
                           Statements of Operations
                           Statements of Stockholders' Equity (Deficit)
                           Statements of Cash Flows

                  Notes to Financial Statements


         (b) Pro Forma Condensed Consolidated Financial Statements

                  Pro forma financial information of IWT Tesoro Corporation and International Wholesale Tile, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2002                   IWT TESORO CORPORATION


                                           /s/ Henry J. Boucher, Jr., President
                                           ------------------------------------
                                           By:  Henry J. Boucher, Jr., President

                       INTERNATIONAL WHOLESALE TILE, INC.

                              FINANCIAL STATEMENTS
                                   YEARS ENDED

                        DECEMBER 31, 2001, 2000 AND 1999

                       INTERNATIONAL WHOLESALE TILE, INC.
                              FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                TABLE OF CONTENTS





                                                                      Page No.
                                                                      --------


Independent Auditors' Report                                           A-2

Balance Sheets                                                         A-3

Statements of Operations                                               A-5

Statements of Changes in Stockholders' Equity                          A-6

Statements of Cash Flows                                               A-7

Notes to Financial Statements                                          A-9

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
International Wholesale Tile, Inc.
Palm City, Florida

We have audited the accompanying balance sheets of International Wholesale Tile, Inc. as of December 31, 2001, 2000 and 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2001, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Wholesale Tile, Inc. as of December 31, 2001, 2000 and 1999, and the results of its operations, and its cash flows for the years ended December 31, 2001, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.


SEWELL AND COMPANY, PA


Hollywood, Florida
August 9, 2002

                       INTERNATIONAL WHOLESALE TILE, INC.
                                 BALANCE SHEETS
                        DECEMBER 31, 2001, 2000 AND 1999



                                     Assets

                                           2001           2000           1999
                                        ----------     ----------     ----------
Current assets
Cash                                    $  402,500     $  139,464     $  107,000
   Accounts receivable, net              2,068,556      1,751,516      1,179,123
   Inventory                             4,985,427      5,249,210      3,182,555
   Prepaid expenses                         23,022         17,412         15,298
                                        ----------     ----------     ----------
Total current assets                     7,479,505      7,157,602      4,483,976

Property, plant and equipment, net       2,116,571      1,605,548      1,054,618

Other assets
Deposit                                      2,915          2,380          2,831
Other receivables                           40,452         21,889        285,655
Other receivables - related parties         26,913         26,913          1,913
Other assets                               104,794         76,535         50,134
                                        ----------     ----------     ----------
                                           175,074        127,717        340,533
                                        ----------     ----------     ----------

                                        $9,771,150     $8,890,867     $5,879,127
                                        ==========     ==========     ==========

                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                                 BALANCE SHEETS
                        DECEMBER 31, 2001, 2000 AND 1999



                      Liabilities and Stockholders' Equity

                                                               2001              2000           1999
                                                            -----------      -----------     -----------
Current liabilities
Accounts payable                                            $ 4,043,787      $ 4,826,574     $ 3,202,542
Accrued expense                                                 109,091           25,939              --
Other current liabilities                                        19,563           15,747          11,353
Current portion of lease payable                                 34,508           22,907          21,139
Current portion of notes payable - other                         52,215           41,382          25,990
                                                            -----------      -----------     -----------
Total current liabilities                                     4,259,164        4,932,549       3,261,024


Long term lease payable                                          83,632           55,425          36,522
Long term notes payable - related parties                       463,072          258,072         258,072
Long term notes payable                                         134,722          130,898          67,047
Long term loan payable                                        3,958,578        3,407,600       1,862,704
                                                            -----------      -----------     -----------
                                                              4,640,004        3,851,995       2,224,345

Stockholders' equity
   Common stock, $1 par value, 1500 shares
     authorized, issued and outstanding for 2001
     and 1000 shares authorized, issued and outstanding
     for 2000 and 1999                                            1,500            1,000           1,000
   Additional paid in capital                                   123,900           40,400          40,400
     Less: subscription receivable                              (84,000)              --              --
Retained earnings                                               830,582           64,923         352,358
                                                            -----------      -----------     -----------
                                                                871,982          106,323         393,758
                                                            -----------      -----------     -----------

                                                            $ 9,771,150      $ 8,890,867     $ 5,879,127
                                                            ===========      ===========     ===========

                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                               2001              2000             1999
                                           ------------      ------------      ------------
Revenue
   Sales, net of discounts and returns     $ 19,626,819      $ 14,898,423      $ 10,597,254
   Cost of goods sold                        12,629,139        10,228,039         7,318,242
                                           ------------      ------------      ------------

Gross profit                                  6,997,680         4,670,384         3,279,012
                                           ------------      ------------      ------------

Expenses
Payroll expense                               2,479,814         1,536,191         1,089,122
Delivery expense                                979,701         1,031,547           661,243
Lease expense                                   426,229           303,536           216,926
   Depreciation                                 317,852           210,341           134,592
   General and administrative                   271,440           233,804           166,622
Insurance                                       232,520           214,986            93,438
   Sales expenses                               129,474            80,232           108,332
   Bad debt                                     120,356           127,563           122,147
Bad debt - other                                     --           272,519                --
Repairs and maintenance                         120,337            77,362            65,374
Advertising                                      74,680            57,884            36,201
Travel and entertainment                         64,471            99,829            83,876
Professional fees                                78,951            23,222             9,724
                                           ------------      ------------      ------------
                                              5,295,825         4,269,016         2,787,597
                                           ------------      ------------      ------------
Income from operations                        1,701,855           401,368           491,415

Other income/(expenses)
   Interest expense                            (424,527)         (513,927)         (210,728)
Other income                                     10,069               330               144
Loss on disposal of equipment                      (511)           (1,279)             (424)
   Interest income                                  231                73               119
                                           ------------      ------------      ------------
                                               (414,738)         (514,803)         (210,889)
                                           ------------      ------------      ------------

Net income (loss)                          $  1,287,117      $   (113,435)     $    280,526
                                           ============      ============      ============


Earnings (loss) per common share           $     858.08      $    (113.44)     $     280.53



                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                                                                    Additional
                                        Common Stock               Paid in         Subscription      Retained
                                    Shares          Amount         Capital          Receivable       Earnings           TOTAL
                                  -----------     -----------     -----------      -----------      -----------      -----------

Balance January 1, 1999                 1,000     $     1,000     $    40,400      $        --      $   152,161      $   193,561
                                  -----------     -----------     -----------      -----------      -----------      -----------

Distributions                              --              --              --               --          (73,000)         (73,000)

Prior period adjustment                    --              --              --               --           (7,329)          (7,329)

Net income, December 31, 1999              --              --              --               --          280,526          280,526
                                  -----------     -----------     -----------      -----------      -----------      -----------
                                        1,000           1,000          40,400               --          352,358          393,758

Distributions                              --              --              --               --         (174,000)        (174,000)
                                                                                                                     -----------
Net loss, December 31, 2000                --              --              --               --         (113,435)        (113,435)
                                  -----------     -----------     -----------      -----------      -----------      -----------
                                        1,000           1,000          40,400               --           64,923          106,323
                                                                                                                     -----------
Issuance of shares                        500             500          83,500          (84,000)              --               --

Distributions                              --              --              --               --         (521,458)        (521,458)

Net income, December 31, 2001              --              --              --               --        1,287,117        1,287,117
                                  -----------     -----------     -----------      -----------      -----------      -----------
                                        1,500     $     1,500     $   123,900      $   (84,000)     $   830,582      $   871,982
                                  ===========     ===========     ===========      ===========      ===========      ===========

                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                              2001              2000              1999
                                                          ------------      ------------      ------------
Cash flows from operating activities:
  Net Income  (loss)                                      $  1,287,117      $   (113,435)     $    280,526
                                                          ------------      ------------      ------------

Adjustments to reconcile net loss to net
 cash provided by operating activities:
     Depreciation                                              317,852           210,341           134,592
     Loan amortization cost                                     51,659           105,959            19,385
     Loss on sales of assets                                       511             1,279               424
     Bad debt                                                   99,000            78,500            15,500
     (Increase) decrease in accounts receivable               (293,040)         (650,894)         (389,239)
     (Increase) decrease in inventory                          263,783        (2,066,656)       (1,810,107)
     (Increase) decrease in prepaid expenses                    (5,612)           (2,113)           (7,911)
     (Increase) decrease in other assets                      (131,357)          212,817            30,200
     Increase (decrease) in accounts payable
       and accrued expenses                                   (752,233)        1,552,677         1,494,863
     Increase (decrease) in other liabilities                    3,816             4,394             4,328
                                                          ------------      ------------      ------------
     Total adjustments                                        (445,621)         (553,696)         (507,965)
                                                          ------------      ------------      ------------
  Net cash provided by (used in) operating activities          841,496          (667,131)         (227,439)
                                                          ------------      ------------      ------------

Cash flows from investing activities:
  Cash payments for the purchase of property                  (679,027)         (600,769)         (484,663)
                                                          ------------      ------------      ------------
  Net cash used in investing activities                       (679,027)         (600,769)         (484,663)
                                                          ------------      ------------      ------------

Cash flows from financing activities:
  Proceeds from issuance of stocks                                 500                --                --
  Proceeds from loans                                       19,682,106        15,524,947        10,983,000
  Proceeds from loans from related party                       205,000                --            50,000
  Distributions to stockholders                               (521,458)         (174,000)          (73,000)
  Payments to stockholder loans                                     --                --           (32,166)
  Principal payments on notes payable                      (19,236,612)      (14,024,356)      (10,211,519)
  Principal payment on capital leases                          (28,969)          (26,227)          (21,493)
                                                          ------------      ------------      ------------
Net cash provided by financing activities                      100,567         1,300,364           694,822
                                                          ------------      ------------      ------------

Net increase (decrease) in cash and cash equivalents           263,036            32,464           (17,280)

Cash and cash equivalents, beginning of period                 139,464           107,000           124,280
                                                          ------------      ------------      ------------

Cash and cash equivalents, end of period                  $    402,500      $    139,464      $    107,000
                                                          ============      ============      ============


                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                              2001              2000              1999
                                                          ------------      ------------      ------------

Supplemental disclosures of cash flow information:

Cash paid during the period for:
--------------------------------

    Interest expense                                      $ 345,551         $    396,902      $    175,091
                                                          ------------      ------------      ------------

                       See notes to financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

International Wholesale Tile, Inc. (the Company) was incorporated in the state of Florida on May 12, 1994. The Company is a wholesale distributor of ceramic tile and marble, dealing mainly in imported floor tile. The Company's sales region covers the continental United States, with primary sales within the state of Florida.

Accounting Estimates
--------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable
-------------------
Accounts receivable are stated at the face amount net of allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. A provision for doubtful accounts has been established to reflect an allowance for uncollectible amounts.

Inventories
-----------
Inventories consisting of tiles are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO).

Property, Plant and Equipment
-----------------------------
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 3 - 10 years. Major expenditures for property acquisitions and those expenditures, which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred.

Income Taxes
------------
The Company has elected to be taxed as an S corporation according to the provisions of the Internal Revenue Code. Accordingly, no provision or liability for Federal income taxes is reflected in the accompanying statements. Instead, the shareholders are liable for individual Federal income taxes on their respective share of the Company's taxable income. S corporations pay distribution of profits in lieu of dividends. The Company distributed profits totaling $521,458, $174,000 and $73,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

Revenue Recognition
-------------------
Revenues are recognized when the products are shipped. Revenue is reduced for estimated customer returns and allowances.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising
-----------
Advertising costs are charged to operations as incurred. Advertising expense totaled $74,680, $57,884 and $36,201 for the years ended December 31, 2001, 2000 and 1999, respectively.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounting Pronouncements
Statement No. 141, Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142) provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounting for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounting Pronouncements
-------------------------
Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets supercedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 will not have a material effect on the Company's financial position, results of operations or liquidity.

Basic Earnings (Loss) per Share
-------------------------------
Basic earnings (loss) per share for each year is computed by dividing income
(loss) for the year by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share include the effects of common stock equivalents to the extent they are dilutive.

Basic weighted and dilutive average number of shares outstanding is as follows:

                                                2001       2000       1999
                                                ----       ----       ----

         Basic and dilutive weighted average
           number of shares outstanding         1,500      1,000     1,000


NOTE 2   CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk include cash on deposit with two financial institutions amounting to $402,500, $139,464, and $107,000 at December 31, 2001, 2000 and 1999, respectively, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 3   ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2001, 2000 and 1999 consisted of the following:

                                                      2001             2000            1999
                                                  -----------      -----------      -----------
         Accounts receivable                      $ 2,172,556      $ 1,879,516      $ 1,228,623
         Less allowance for doubtful accounts        (104,000)        (128,000)         (49,500)
                                                  -----------      -----------      -----------
                                                  $ 2,068,556      $ 1,751,516      $ 1,179,123
                                                  ===========      ===========      ===========

Bad debt expense for the years ended December 31, 2001, 2000 and 1999 was $120,356, $127,563 and $122,147, respectively.


NOTE 4   INVENTORY

At December 31, 2001, 2000 and 1999, inventory consisted of the following:

                                   2001               2000              1999
                                   ----               ----              ----

                  Tiles         $4,985,427         $5,249,210         $3,182,555


NOTE 5   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2001, 2000 and 1999 consisted of the following:

                                                                                               Depreciation
                                                                                                  Period
                                               2001             2000           1999             in Years
                                           -----------      -----------      -----------       ------------
         Furniture and fixtures            $    77,832      $    69,751      $    52,260          5-10
         Machinery and equipment               219,852          135,865           86,634          7-10
         Vehicles                              273,967          211,385          134,685             5
         Display boards                        364,079          148,938           73,031             5
         Sample boards                       1,715,190        1,268,125          817,097            10
         Computer equipment                    110,099          100,450           54,382           3-5
         Lease improvements                    108,219          108,219           79,313             7
                                           -----------      -----------      -----------
                                             2,869,238        2,042,733        1,297,402
         Less accumulated depreciation        (752,667)        (437,185)        (242,784)
                                           -----------      -----------      -----------

                                           $ 2,116,571      $ 1,605,548      $ 1,054,618
                                           ===========      ===========      ===========

Depreciation expense for the years ended December 31, 2001, 2000 and 1999 was $317,852, $210,341 and $134,592, respectively.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 6   NOTES PAYABLE

The Company has outstanding notes payable at December 31, 2001, 2000 and 1999 as follows:

                                                 2001       2000       1999
                                               --------   --------   --------
Notes Payable - Related Parties
-------------------------------

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025            $ 88,712   $  3,712   $  3,712

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025             254,360    254,360    254,360

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025             120,000          0          0
                                               --------   --------   --------

                                               $463,072   $258,072   $258,072
                                               ========   ========   ========

The total interest expense related to these loans was $45,785, $45,945 and $43,040 at December 31, 2001, 2000 and 1999, respectively.

                                                2001        2000       1999
                                               ------      ------      ------
Notes Payable - Unrelated Parties
---------------------------------

Note payable to a company; 4.9%
interest per year; monthly payments of
$632 including interest; secured by a
vehicle, due February 26, 2002                $ 1,190     $ 9,118     $16,072

Note payable to a bank; 7.3% interest
per year; monthly payments of $722
including interest; secured by a vehicle,
due September 23, 2002                              0       1,994      14,055

Note payable to a bank; 8.25% interest
per year; monthly payments of $1,341
including interest; secured by a vehicle,
due September 17, 2004                         39,440      51,675      62,910

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 6   NOTES PAYABLE - continued

The Company has outstanding notes payable at December 31, 2001, 2000 and 1999 as follows:

                                               2001         2000         1999
                                            ---------    ---------    ---------
Notes Payable - Unrelated Parties

Note payable to a bank; 8.9% interest
per year; monthly payments of $1,457
including interest; secured by a vehicle,
due December 29, 2005                       $  58,528    $  70,161    $       0

Note payable to a bank; 8.95% interest
per year; monthly payments of $948
including interest; secured by computer
software, due February 28, 2005                31,195       39,332            0

Note payable to a bank; 8.9% interest
per year; monthly payments of $640
including interest; secured by a vehicle,
due February 27, 2006                          26,586            0            0

Note payable to a company; 0% interest
per year;  monthly payments of $882;
secured by a vehicle, due
October 18, 2004                               29,998            0            0
                                            ---------    ---------    ---------
                                              186,937      172,280       93,037
Less current portion                          (52,215)     (41,382)     (25,990)
                                            ---------    ---------    ---------

                                            $ 134,722    $ 130,898    $  67,047
                                            =========    =========    =========

The total interest expense related to these loans was $15,328, $9,387 and $5,130 at December 31, 2001, 2000 and 1999, respectively.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 7   LOAN PAYABLE

On November 21, 2000, the Company entered into a new loan and security agreement with a financial institution totaling $5,000,000 as a revolving loan, for a period of three years with an option to renew for one additional year. The loan includes an unused line fee of 3/8% and interest rate of prime plus 1%. Interest rate was 6%, 10.5% and 10% for the years ended December 31, 2001, 2000 and 1999, respectively. The Company owes $3,958,578, $3,407,600 and $1,862,704 against these revolving loans at December 31, 2001, 2000 and 1999. All present and future assets of the Company collateralize this loan.

The Company is subject to a number of restrictive covenants under this debt agreement. Effective December 28, 2001, the loan payable agreement was amended, and certain modifications were made to the restrictive covenants. The following significant covenants are currently in place under the loan payable agreement:

     o Subordination of the Company's indebtedness to shareholders in the amount of $85,000 each (including interest accrued).

     o Maintain inventory records and conduct a physical inventory at least once a year, as well as insure and safeguard inventory.

     o Maintain and repair equipment, and only sell or dispose of equipment in the ordinary course of business.

     o    Insurance

     o Not sell assets, consolidate, merge, dissolve etc. without the express written approval from the financial institution.

     o Not incur, create, assume, or become liable in any manner for additional obligations, except in the ordinary course of business.

     o Not loan or advance money or property to any person, except for loans to employees in an amount not to exceed $100,000 in the aggregate.

     o    Not open additional bank accounts with other financial institutions.

     o Maintain an adjusted net worth of not less than $500,000 and $400,000 in the fiscal years ended December 31, 2001 and 2000, respectively.

The total interest expense related to these loans was $298,556, $341,930 and $136,299 at December 31, 2001, 2000 and 1999, respectively.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


NOTE 8   LEASES

Capital Leases
--------------
The Company's property under capital leases is included in property plant and equipment and is summarized as follows:

                                                2001          2000           1999
                                             ---------      ---------      ---------
         Equipment                           $ 185,706      $ 116,929      $  70,031
         Less:  Accumulated depreciation       (36,861)       (21,725)       (11,469)
                                             ---------      ---------      ---------

         Net assets under capital leases     $ 148,845      $  95,204      $  58,562
                                             =========      =========      =========

The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. In November 2001, the Company negotiated a new leasing agreement to move its operations to larger quarters effective January 2003.

At December 31, 2001, future minimum annual lease payments under operating and capital leases are as follows:
                                             Operating        Capital
                                               Lease           Leases
                                            ----------       ----------

         2002                               $  347,620       $   34,508
         2003                                  668,483           31,768
         2004                                  684,212           25,446
         2005                                  699,941           15,456
         2006 and thereafter                 5,339,996           10,962
                                            ----------       ----------
                                            $7,740,252       $  118,140
                                            ==========       ==========


Total lease expense for the years ended December 31, 2001, 2000 and 1999 was $426,229, $303,536 and $216,926, respectively.


NOTE  9  RELATED PARTY

The Company has receivables at December 31, 2001, 2000 and 1999 from a shareholder, who is also an officer, for $26,913, $26,913 and $1,913, respectively. This loan occurred during the ordinary course of business, bearing no interest, and due on demand. In the opinion of management, this loan bear no more than normal credit risk.


At December 31, 2001, 2000 and 1999 amounts due to the same related party totaled $88,712, $3,712 and $3,712 respectively (See note 6).

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



NOTE 10  EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with the officers of the corporation for a term of one year, commencing on November 11, 2001, as follows:

                President                               $201,067 per annum
                Vice President                          $201,067 per annum
                Secretary/Treasurer                     $201,067 per annum


NOTE 11  PRIOR  PERIOD ADJUSTMENT

For the year ended December 31, 2001, an adjustment was made to the retained earnings of the Company to correct the amounts reported for bad debt, depreciation, payroll, and interest expense during 2000 and 1999. The 2000 and 1999 financial statements were restated to reflect this adjustment. Subsequently, for the year ended December 31, 2000, depreciation expense increased by $30,606, bad debt increased by $61,500, interest expense increased by $27,318, and payroll expense increased by $25,938. For the year ended December 31, 1999, depreciation expense increased by $19,948, and there was no adjustment for bad debt, interest expense, or payroll expense. Accumulated retained earnings decreased by a total of $145,362 and $19,949 for the years 2000 and 1999, respectively.


NOTE  12 SUBSEQUENT EVENTS

On January 5, 2002, the shareholders of the Company entered into a Memorandum of Understanding with IWT Tesoro Corporation (f/k/a Ponca Acquisition Corporation), a public company. IWT Tesoro Corporation will acquire 100% of the outstanding stock of the Company in exchange for 83% of the outstanding common stock of IWT Tesoro Corporation. The closing of the transaction is subject to the approval of the lending financial institution of the Company. For accounting purposes, IWT Tesoro Corporation expects to account for the acquisition as a capital transaction and as a recapitalization of the Company.

                       INTERNATIONAL WHOLESALE TILE, INC.

                              FINANCIAL STATEMENTS
                                NINE MONTHS ENDED

                               SEPTEMBER 30, 2002

                       INTERNATIONAL WHOLESALE TILE, INC.
                              FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002




                                TABLE OF CONTENTS





                                                                   Page No.
                                                                   --------

Accountants' Review Report                                           A-19

Balance Sheets                                                       A-20

Statements of Operations                                             A-22

Statements of Changes in Stockholders' Equity                        A-23

Statements of Cash Flows                                             A-24

Notes to Financial Statements                                        A-26

To the Board of Directors
International Wholesale Tile, Inc.
Palm City, FL  34990

We have reviewed the accompanying balance sheet of International Wholesale Tile, Inc., as of September 30, 2002, and the related statements of operations, changes in stockholders' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of International Wholesale Tile, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2001 were audited by us, and we expressed an unqualified opinion on them in our report dated August 9, 2002, but we have not performed any auditing procedures since that date.





Sewell and Company, PA
Certified Public Accountants


Hollywood, Florida
October 28, 2002

                      INTERNATIONAL WHOLESALE TILE, INC.
                                 BALANCE SHEETS



                                     Assets

                                                   September 30,    December 31,
                                                      2002              2001
                                                   (Unaudited)       (Audited)
                                                   -----------      -----------
Current assets
Cash                                               $   442,305       $   402,500
   Accounts receivable, net                          2,951,522         2,068,556
   Inventory                                         4,462,287         4,985,427
   Prepaid expenses                                     26,971            23,022
                                                   -----------       -----------
Total current assets                                 7,883,085         7,479,505

Property, plant and equipment, net                   2,312,792         2,116,571

Other assets
   Deposit                                               6,285             2,915
   Note receivable                                      29,664                --
   Other receivables                                    28,126            40,452
   Other receivables - related parties                      --            26,913
   Other assets                                         83,051           104,794
                                                   -----------       -----------
                                                       147,126           175,074
                                                   -----------       -----------

                                                   $10,343,003       $ 9,771,150
                                                   ===========       ===========

                            See accountants' report.

                      INTERNATIONAL WHOLESALE TILE, INC.
                                 BALANCE SHEETS


                      Liabilities and Stockholders' Equity

                                                          September 30,      December 31,
                                                              2002              2001
                                                           (Unaudited)        (Audited)
                                                           -----------      -----------
Current liabilities
  Accounts payable                                         $ 4,557,755      $ 4,043,787
  Accrued expenses                                             145,188          109,091
  Other current liabilities                                     28,060           19,563
  Current portion of lease payable                              40,854           34,508
  Current portion of notes payable - other                      35,024           52,215
                                                           -----------      -----------
Total current liabilities                                    4,806,881        4,259,164


Long term lease payable                                         90,768           83,632
Long term notes payable - related parties                      448,712          463,072
Long term notes payable - unrelated parties                     90,303          134,722
Long term loan payable                                       3,906,367        3,958,578
                                                           -----------      -----------
                                                             4,536,150        4,640,004

Stockholders' equity

  Common stock, $1 par value, 1500 shares authorized
     issued and outstanding                                      1,500            1,500
  Additional paid in capital                                   123,900          123,900
     Less: subscription receivable                                  --          (84,000)
Retained earnings                                              874,572          830,582
                                                           -----------      -----------
                                                               999,972          871,982
                                                           -----------      -----------

                                                           $10,343,003      $ 9,771,150
                                                           ===========      ===========

\                            See accountants' report.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF OPERATIONS

                                                             For the period ended September 30,
                                                   Three months ended                   Nine months ended
                                                2002              2001                2002               2001
                                                      (Unaudited)                           (Unaudited)
                                            ------------       ------------       ------------       ------------
Revenue

   Sales, net of discounts and returns      $  6,383,982       $  4,966,258       $ 19,201,468       $ 14,393,586
   Cost of goods sold                          3,787,716          3,092,352         11,593,514          9,359,042
                                            ------------       ------------       ------------       ------------

Gross profit                                   2,596,266          1,873,906          7,607,954          5,034,544
                                            ------------       ------------       ------------       ------------

Expenses
   Payroll expense                               990,455            661,243          2,766,391          1,792,523
   Delivery expense                              342,462            237,800            930,094            702,780
   Lease expense                                 123,755            117,157            350,961            308,580
   Depreciation                                  114,376             76,432            314,993            206,915
   General and administrative                    100,762             54,366            291,002            177,278
   Insurance                                      92,201             97,883            259,354            251,257
   Sales expenses                                 52,778             39,684            150,882             90,916
   Bad debt                                           --             44,049                 --            104,106
   Repairs and maintenance                        62,318             30,543            166,425             72,534
   Advertising                                    27,554              7,075            133,659             44,487
   Travel and entertainment                       14,672             14,456             62,664             42,475
   Professional fees                               1,969              3,898             45,872             20,103
                                            ------------       ------------       ------------       ------------
                                               1,923,302          1,384,586          5,472,297          3,813,954
                                            ------------       ------------       ------------       ------------
Income from operations                           672,964            489,320          2,135,657          1,220,590

Other income/(expenses)
   Interest expense                              (82,301)           (94,958)          (246,611)          (300,332)
   Other income                                    9,256                 90              9,436                 69
   Gain on disposal of equipment                      --                 --              5,979                 --
   Interest income                                 2,145                 --              3,549             (9,769)
                                            ------------       ------------       ------------       ------------
                                                 (70,900)           (94,868)          (227,647)          (310,032)
                                            ------------       ------------       ------------       ------------

Net income                                  $    602,064       $    394,452       $  1,908,010       $    910,558
                                            ============       ============       ============       ============


Earnings per common share                   $     401.38       $     262.97       $   1,272.01       $     607.04


                            See accountants' report.

Changes in Stockholders equity 6


                       INTERNATIONAL WHOLESALE TILE, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER, 30 2002

                                                                       Additional
                                                 Common Stock            Paid in      Subscription      Retained
                                           Shares         Amount         Capital       Receivable       Earnings         TOTAL
                                         -----------    -----------    -----------    -----------     -----------     -----------
Balance, December 31, 2000                     1,000    $     1,000    $    40,400    $        --     $    64,923     $   106,323

Issuance of shares                               500            500         83,500        (84,000)             --              --

Distributions                                     --             --             --             --        (521,458)       (521,458)

Net income, December 31, 2001                     --             --             --             --       1,287,117       1,287,117
                                         -----------    -----------    -----------    -----------     -----------     -----------

Balance, December 31, 2001                     1,500          1,500        123,900        (84,000)        830,582         871,982

Distributions                                     --             --             --             --      (1,864,020)     (1,864,020)

Payment of subscription receivable                --             --             --         84,000              --          84,000

Net income, September 30, 2002                    --             --             --             --       1,908,010       1,908,010
                                         -----------    -----------    -----------    -----------     -----------     -----------

Balance, September 30, 2002 (Unaudited)        1,500    $     1,500    $   123,900    $        --     $   874,572     $   999,972
                                         ===========    ===========    ===========    ===========     ===========     ===========


                            See accountants' report.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF CASH FLOWS

                                                           Nine months ended September 30,
                                                              2002               2001
                                                          (Unaudited)        (Unaudited)
                                                         ------------       ------------
Cash flows from operating activities:
  Net Income                                             $  1,908,010       $    910,558
                                                         ------------       ------------
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                            314,993            206,915
      Loan amortization cost                                   21,744                 --
      Gain on sales of assets                                  (5,979)                --
      (Increase) decrease in accounts receivable             (882,966)          (413,395)
      (Increase) decrease in inventory                        523,140          1,139,858
      (Increase) decrease in prepaid expenses                  (3,948)           (10,740)
      (Increase) decrease in other assets                      57,612              1,412
      Increase (decrease) in accounts payable
      and accrued expenses                                    478,312           (999,557)
      Increase (decrease) in other liabilities                  8,499              2,764
                                                         ------------       ------------
      Total adjustments                                       511,407            (72,743)
                                                         ------------       ------------
  Net cash provided by operating activities                 2,419,417            837,815
                                                         ------------       ------------

Cash flows from investing activities:
    Proceeds from sale of property                             11,000                 --
    Cash payments for the purchase of property               (496,680)          (525,919)
                                                         ------------       ------------
    Net cash used in investing activities                    (485,680)          (525,919)
                                                         ------------       ------------

Cash flows from financing activities:
    Proceeds from issuance of stocks                           84,000                 --
    Proceeds from loans                                    19,000,000         14,127,825
    Proceeds from loans from related party                     10,640                 --
    Distributions to stockholders                          (1,864,020)          (316,000)
    Payments to stockholder loans                             (25,000)                --
    Principal payments on notes payable                   (19,071,560)       (13,668,778)
    Principal payment on capital leases                       (27,992)           (20,771)
                                                         ------------       ------------
Net cash provided by (used in) financing activities        (1,893,932)           122,276
                                                         ------------       ------------

Net increase in cash and cash equivalents                      39,805            434,172

Cash and cash equivalents, beginning of period                402,500            139,464
                                                         ------------       ------------

Cash and cash equivalents, end of period                 $    442,305       $    573,636
                                                         ============       ============

                            See accountants' report.

                       INTERNATIONAL WHOLESALE TILE, INC.
                            STATEMENTS OF CASH FLOWS


                                                          Nine months ended September 30,
                                                              2002               2001
                                                          (Unaudited)        (Unaudited)
                                                         ------------       ------------
Supplemental disclosures of cash flow information:

Cash paid during the period for:

    Interest expense                                     $ 224,867           $ 300,331
                                                         ============       ============



                            See accountants' report.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 1            NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES

International Wholesale Tile, Inc. (the Company) was incorporated in the state of Florida on May 12, 1994. The Company is a wholesale distributor of ceramic tile and marble, dealing mainly in imported floor tile. The Company's sales region covers the continental United States, with primary sales within the state of Florida.

Accounting Estimates
--------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable
-------------------
Accounts receivable are stated at the face amount net of allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. A provision for doubtful accounts has been established to reflect an allowance for uncollectible amounts.

Inventories
-----------
Inventories consisting of tiles are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO).

Property, Plant and Equipment
-----------------------------
Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 3 - 10 years. Major expenditures for property acquisitions and those expenditures, which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred.

Income Taxes
------------
The Company has elected to be taxed as an S corporation according to the provisions of the Internal Revenue Code. Accordingly, no provision or liability for Federal income taxes is reflected in the accompanying statements. Instead, the shareholders are liable for individual Federal income taxes on their respective share of the Company's taxable income. S corporations pay distribution of profits in lieu of dividends. The Company distributed profits totaling $1,864,020 for the nine months ended September 30, 2002.

Revenue Recognition
-------------------
Revenues are recognized when the products are shipped. Revenue is reduced for estimated customer returns and allowances.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Advertising
-----------
Advertising costs are charged to operations as incurred. Advertising expense totaled $133,659 and $74,680 for the nine months ended September 30, 2002, and year ended December 31, 2001, respectively.

Cash and Cash Equivalents
-------------------------
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounting Pronouncements
-------------------------
Statement No. 141, Business Combinations (SFAS 141) establishes revised standards for accounting for business combinations. Specifically, the statement eliminates the pooling method, provides new guidance for recognizing intangible assets arising in a business combination, and calls for disclosure of considerably more information about a business combination. This statement is effective for business combinations initiated on or after July 1, 2001. The adoption of this pronouncement on July 1, 2001 did not have a material effect on the Company's financial position, results of operations or liquidity.

Statement No. 142, Goodwill and Other Intangible Assets (SFAS 142) provides new guidance concerning the accounting for the acquisition of intangibles, except those acquired in a business combination, which is subject to SFAS 141, and the manner in which intangibles and goodwill should be accounting for subsequent to their initial recognition. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 142 on January 1, 2002 will not have a material effect on the Company's financial position, results of operations or liquidity.

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. The standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. The standard is effective for fiscal years beginning after June 15, 2002. The adoption of SFAS No. 143 is not expected to have a material impact on the Company's financial statements.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounting Pronouncements
-------------------------
Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets supercedes Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS 121). Though it retains the basic requirements of SFAS 121 regarding when and how to measure an impairment loss, SFAS 144 provides additional implementation guidance. SFAS 144 excludes goodwill and intangibles not being amortized among other exclusions. SFAS 144 also supersedes the provisions of APB 30, Reporting the Results of Operations, pertaining to discontinued operations. Separate reporting of a discontinued operation is still required, but SFAS 144 expands the presentation to include a component of an entity, rather than strictly a business segment as defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information. SFAS 144 also eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. This statement is effective for all fiscal years beginning after December 15, 2001. The Company believes that the future implementation of SFAS 144 will not have a material effect on the Company's financial position, results of operations or liquidity.

Basic Earnings (Loss) per Share
-------------------------------
Basic earnings (loss) per share for each year is computed by dividing income
(loss) for the year by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per share include the effects of common stock equivalents to the extent they are dilutive.

Basic weighted and dilutive average number of shares outstanding is as follows:

                                                  September 30,    December 31,
                                                      2002             2001
         Basic and dilutive weighted average
           number of shares outstanding              1,500            1,500


NOTE 2            CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk include cash on deposit with three financial institutions amounting to $442,305 at September 30, 2002, which was insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation.

The Company obtains detailed credit evaluations of customers and establishes credit limits as required and routinely assesses the financial strength of its customers. The Company competes primarily in the sale of ceramic tile and marble markets and sells its products to a multitude of customers. There is no disproportionate concentration of credit risk.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002


NOTE 3            ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

                                                                    September 30,          December 31,
                                                                         2002                  2001
                                                                    ------------        -------------
         Accounts receivable                                        $  3,026,182        $   2,172,556
         Less allowance for doubtful accounts                            (74,660)            (104,000)
                                                                    ------------        -------------
                                                                    $  2,951,522        $   2,068,556
                                                                    ============        =============

There was no bad debt expense for the nine months ended September 30, 2002. Bad debt expense for the year ended December 31, 2001 was $120,356.

NOTE 4            INVENTORY

Inventory consisted of the following:

                                                                    September 30,          December 31,
                                                                         2002                  2001
                                                                    ------------        -------------
                  Tiles                                             $  4,462,287         $  4,985,427
                                                                    ============         ============

NOTE 5            PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

                                                                             Depreciation
                                            September 30,    December 31,       Period
                                                2002             2001          in Years
                                            -----------      ----------       ----------
         Furniture and fixtures             $    87,721      $   77,832         5-10
         Machinery and equipment                281,335         219,852         7-10
         Vehicles                               209,071         273,967            5
         Display boards                         550,638         364,079            5
         Sample boards                        1,985,623       1,715,190           10
         Computer equipment                     119,890         110,099         3-5
         Lease improvements                     108,220         108,219
                                            -----------      ----------

                                              3,342,498       2,869,238
         Less accumulated depreciation       (1,029,706)       (752,667)
                                            -----------      ----------

                                            $ 2,312,792      $2,116,571
                                            ===========      ==========

Depreciation expense for the nine months ended September 30, 2002 and year ended December 31, 2001 was $314,993 and $317,852, respectively.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 6            NOTES PAYABLE

The Company has outstanding notes payable as follows:

                                                                    September 30,          December 31,
                                                                         2002                  2001
                                                                     -----------            ---------
Notes Payable - Related Parties
-------------------------------

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025.                                 $    88,712          $    88,712

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025.                                     240,000              254,360

Note payable to  stockholder;  interest rate
10% per year; due December 31, 2025.                                     120,000              120,000
                                                                     -----------            ---------
                                                                     $   448,712            $ 463,072
                                                                     ===========            =========

The total interest expense related to these loans was $42,758 at September 30, 2002, and $45,785 at December 31, 2001.

                                                                    September 30,          December 31,
                                                                         2002                  2001
                                                                     -----------            ---------
Notes Payable - Unrelated Parties
---------------------------------

Note payable to a company; 4.9%
interest per year; monthly payments of $632
including interest; secured by a vehicle,
due February 26, 2002.                                               $         0            $   1,190

Note payable to a bank; 8.25%
interest per year; monthly payments of $1,341
including interest; secured by a vehicle, due
September 17, 2004.                                                       29,574               39,440

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 6            NOTES PAYABLE - continued

The Company has outstanding notes payable as follows:

                                                                    September 30,          December 31,
                                                                         2002                  2001
                                                                     -----------            ---------
Notes Payable - Unrelated Parties

Note payable to a bank; 8.9% interest
per year; monthly payments of $1,457
including interest; secured by a vehicle,
due December 29, 2005.                                               $    49,099            $  58,528

Note payable to a bank; 8.95% interest
per year; monthly payments of $948
including interest; secured by computer software,
due February 28, 2005.                                                    24,595               31,195

Note payable to a bank; 8.9% interest
per year; monthly payments of $640
including interest; secured by a vehicle, due
February 27, 2006.                                                             0               26,586

Note  payable to a company;  0% interest per
year;  monthly payments of $882;  secured by
a vehicle, due October 18, 2004.                                          22,059               29,998
                                                                     -----------            ---------

                                                                         125,327              186,937
Less current portion                                                     (35,024)             (52,215)
                                                                     -----------            ---------

                                                                     $    90,303            $ 134,722
                                                                     ===========            =========


The total interest expense related to these loans was $7,237 at September 30, 2002, and $15,328 at December 31, 2001.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 7            LOAN PAYABLE

On November 21, 2000, the Company entered into a loan and security agreement with a financial institution totaling $5,000,000 as a revolving loan, for a period of three years with an option to renew for one additional year. The loan includes an unused line fee of 3/8% and interest rate of prime plus 1%. The average interest rate was 5.75% for the nine months ended September 30, 2002 and year ended December 31, 2001. The Company owed $3,906,367 and $3,958,578 against these revolving loans at September 30, 2002 and December 31, 2001, respectively. All present and future assets of the Company collateralize this loan.

The Company is subject to a number of restrictive covenants under this debt agreement. Effective December 28, 2001, the loan payable agreement was amended, and certain modifications were made to the restrictive covenants. The following significant covenants are currently in place under the loan payable agreement:

         o Subordination of the Company's indebtedness to shareholders in the amount of $85,000 each (including interest accrued).

         o Maintain inventory records and conduct a physical inventory at least once a year, as well as insure and safeguard inventory.

         o Maintain and repair equipment, and only sell or dispose of equipment in the ordinary course of business.

         o        Insurance

         o Not sell assets, consolidate, merge, dissolve etc. without the express written approval from the financial institution.

         o Not incur, create, assume, or become liable in any manner for additional obligations, except in the ordinary course of business.

         o Not loan or advance money or property to any person, except for loans to employees in an amount not to exceed $100,000 in the aggregate.

         o Not open additional bank accounts with other financial institutions.

         o        Maintain an adjusted net worth of not less than $500,000.


The total interest expense related to these loans was $167,097 at September 30, 2002, and $298,556 at December 31, 2001.

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 8            LEASES

Capital Leases
--------------
The Company's property under capital leases is included in property plant and equipment and is summarized as follows:

                                                                    September 30,          December 31,
                                                                         2002                  2001

         Equipment                                                   $   229,164          $  185,706
         Less:  Accumulated depreciation                                 (53,009)             (36,861)
                                                                      ----------           ----------
         Net assets under capital leases                             $   176,155           $  148,845
                                                                      ==========           ==========

The Company leases office and warehouse space under a non-cancelable operating lease, which has an initial term in excess of one year. In November 2001, the Company negotiated a new leasing agreement to move its operations to larger quarters effective January 2003.

At September 30, 2002, future minimum annual lease payments under operating and capital leases are as follows:

                                                                       Operating             Capital
                                                                         Lease                Leases
                                                                      ----------           ----------
         2002 (October - December)                                  $     86,905          $    11,228
         2003                                                            668,483               39,501
         2004                                                            684,212               33,566
         2005                                                            699,941               23,982
         2006 and thereafter                                           5,339,996               23,345
                                                                      ----------           ----------
                                                                      $7,479,537           $  131,622
                                                                      ==========           ==========


Total lease expense for the nine months ended September 30, 2002 and year ended December 31, 2001 was $350,961 and $426,229, respectively.

NOTE 9            RELATED PARTY

The Company has a receivable at December 31, 2001 from a shareholder, who is also an officer, of $26,913. This loan occurred during the ordinary course of business, bearing no interest, and due on demand. At September 30, 2002, the balance of this receivable was zero.

At September 30, 2002 and December 31, 2001, the Company owed $88,712 to the same related party (See note 6).

                       INTERNATIONAL WHOLESALE TILE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002



NOTE 10           EMPLOYMENT AGREEMENTS

The Company has employment agreements with the officers of the corporation for a term of one year, commencing on November 11, 2001, as follows:

                President                                $201,067 per annum
                Vice President                           $201,067 per annum
                Secretary/Treasurer                      $201,067 per annum


NOTE 11           PRIOR PERIOD ADJUSTMENT

For the year ended December 31, 2001, an adjustment was made to the retained earnings of the Company to correct the amounts reported for bad debt, depreciation, payroll, and interest expense during 2000 and 1999.

NOTE 12           SUBSEQUENT EVENTS

On January 5, 2002, the shareholders of the Company entered into a Memorandum of Understanding with IWT Tesoro Corporation, a public company, to acquire 100% of the outstanding stock of the Company in exchange for 83% of the outstanding common stock of IWT Tesoro Corporation. The closing of the transaction is subject to the approval of the lending financial institution of the Company. For accounting purposes, IWT Tesoro Corporation will account for the acquisition as a capital transaction and as a recapitalization of the Company. This transaction closed October 1, 2002 and is a tax-free reorganization under Section 354(a)(1) of the Internal Revenue Code. As a result of this reorganization, the Company ceased to qualify as an S corporation.

Following the closing with IWT Tesoro Corporation, the three former stockholders of International Wholesale Tile, Inc. became directors of IWT Tesoro Corporation.

                             IWT TESORO CORPORATION
                          PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                                   (UNAUDITED)

                             IWT TESORO CORPORATION
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

Pro Forma Statement                                                      B -2

Pro Forma Condensed Combined Balance Sheet for September 30, 2002        B -3

Pro Forma Condensed Combined Balance Sheet for December 31, 2001         B -4

Pro Forma Condensed Combined Statement of Income for the Nine Months
   Ended September 30, 2002                                              B -5

Pro Forma Condensed Combined Statement of Income for the year ended
   December 31, 2001                                                     B -6

Notes to Pro Forma Condensed Combined Financial Statements               B -7

                             IWT TESORO CORPORATION
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



The following pro forma condensed combined balance sheet as of September 30, 2002, and as of December 31, 2001, and the pro forma condensed consolidated statement of income for the nine months ended September 30, 2002 and the year ended December 31, 2001, give effect to the merger of International Wholesale Tile, Inc., with and into the Company. The merger approved by the Company was for an exchange of 100% of the outstanding shares of common stock of International Wholesale Tile, Inc., for shares of the company's common stock. The pro forma information is based on the historical financial statements of the Company, and International Wholesale Tile, Inc. and has been treated as a capital transaction and as recapitalization of International Wholesale Tile, Inc. based upon the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma statements have been prepared by the management of the Company based on the financial statements of the Company and International Wholesale Tile, Inc. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated, or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of the Company and International Wholesale Tile, Inc.

                             IWT TESORO CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    UNAUDITED
                               SEPTEMBER 30, 2002

                                                              Historical                  Pro forma              Pro forma
                                                         IWT            IWT TESORO        Adjustment              Combined
                                                     ------------      ------------      ------------           ------------
                 Assets
                 ------
Current assets

  Cash                                               $    442,305      $      1,941      $         --           $    444,246
  Accounts receivable, net                              2,951,522                --                --              2,951,522
  Inventories                                           4,462,287                --                --              4,462,287
Prepaid expenses                                           26,971             1,500                --                 28,471
                                                     ------------      ------------      ------------           ------------
Total current assets                                    7,883,085             3,441                --              7,886,526

Property, plant and equipment, net                      2,312,792                --                --              2,312,792

Other assets
  Other receivables                                        57,790                --                --                 57,790
  Other assets                                             89,336                --                --                 89,336
                                                     ------------      ------------      ------------           ------------
                                                          147,126                --                --                147,126
                                                     ------------      ------------      ------------           ------------

                                                     $ 10,343,003      $      3,441      $         --           $ 10,346,444
                                                     ============      ============      ============           ============

  Liabilities and Stockholders' Equity (Deficit)
  ----------------------------------------------

Current liabilities
  Accounts payable                                   $  4,557,755      $     24,500      $         --           $  4,582,255
  Accrued liabilities                                     173,248            90,000                --                263,248
  Current portion of lease payable                         40,854                --                --                 40,854
  Current portion of notes payable                         35,024                --                --                 35,024
  Income tax payable                                           --                --           640,016  (2)           640,016
                                                     ------------      ------------      ------------           ------------
Total current liabilities                               4,806,881           114,500           640,016              5,561,397

Long term lease payable                                    90,768                --                --                 90,768
Long term notes payable - unrelated party                  90,303                --                --                 90,303
Long term notes payable - related party                   448,712                --                --                448,712
Long term loan payable                                  3,906,367                --                --              3,906,367
                                                               --                --        (1,864,020) (3)        (1,864,020)
                                                     ------------      ------------      ------------           ------------
                                                        4,536,150                --                --              2,672,130

Stockholders' Equity (Deficit)
  Common stock                                              1,500             1,800            (1,500) (1)            10,800
                                                                                                9,000
  Additional paid-in capital                              123,900            18,700             1,500  (1)           135,038
                                                                                               (9,062)
  Retained earnings (deficit)                             874,572          (131,559)         (640,016) (2)           103,059
                                                                                                   62
                                                                                            1,864,020  (3)         1,864,020
                                                     ------------      ------------      ------------           ------------
                                                          999,972          (111,059)        1,224,004              2,112,917
                                                     ------------      ------------      ------------           ------------

                                                     $ 10,343,003      $      3,441      $         --           $ 10,346,444
                                                     ============      ============      ============           ============

        See notes to Pro forma condensed combined financial statements.

                             IWT TESORO CORPORATION
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    UNAUDITED
                                DECEMBER 31, 2001

                                                            Historical                 Pro forma             Pro forma
                                                        IWT           IWT TESORO      Adjustments             Combined
                                                    -----------      -----------      -----------           -----------
                   Assets
                   ------
Current assets
  Cash                                              $   402,500      $       438      $        --           $   402,938
  Accounts receivable, net                            2,068,556               --               --             2,068,556
  Inventories                                         4,985,427               --               --             4,985,427
  Prepaid expenses                                       23,022               --               --                23,022
                                                    -----------      -----------      -----------           -----------
Total current assets                                  7,479,505              438               --             7,479,943

Property, plant and equipment, net                    2,116,571               --               --             2,116,571

Other assets
  Other receivables                                      67,365               --               --                67,365
  Other assets                                          107,709               --               --               107,709
                                                    -----------      -----------      -----------           -----------
                                                        175,074               --               --               175,074
                                                    -----------      -----------      -----------           -----------

                                                    $ 9,771,150      $       438      $        --           $ 9,771,588
                                                    ===========      ===========      ===========           ===========

           Liabilities and Stockholders' Equity
           ------------------------------------

Current liabilities
  Accounts payable                                  $ 4,043,787      $        --      $        --           $ 4,043,787
  Accrued liabilities                                   128,654               --               --               128,654
  Current portion of lease payable                       34,508               --               --                34,508
  Current portion of notes payable                       52,215               --               --                52,215
  Income tax payable                                         --               --          384,460  (2)          384,460
                                                    -----------      -----------      -----------           -----------
Total current liabilities                             4,259,164               --          384,460             4,643,624

Long term lease payable                                  83,632               --               --                83,632
Long term notes payable - unrelated party               134,722               --               --               134,722
Long term notes payable - related party                 463,072               --               --               463,072
Long term loan payable                                3,958,578               --               --             3,958,578
                                                             --               --         (521,458) (3)         (521,458)
                                                    -----------      -----------      -----------           -----------
                                                      4,640,004               --         (521,458)            4,118,546

Stockholders' Equity
  Common stock                                            1,500            1,500           (1,500) (1)           10,500
                                                                                                                  9,000
  Additional paid-in capital                            123,900           (1,000)           1,500  (1)          115,338
                                                                                                                 (9,062)
   Less: Subscription receivable                        (84,000)              --               --               (84,000)

  Retained earnings (deficit)                           830,582              (62)        (384,460) (2)          446,122
                                                                                                                     62
                                                             --               --          521,458  (3)          521,458
                                                    -----------      -----------      -----------           -----------
                                                        871,982              438          136,998             1,009,418
                                                    -----------      -----------      -----------           -----------

                                                    $ 9,771,150      $       438      $        --           $ 9,771,588
                                                    ===========      ===========      ===========           ===========

        See notes to Pro forma condensed combined financial statements.

                             IWT TESORO CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    UNAUDITED
                      NINE MONTHS ENDED SEPTEMBER 30, 2002

                                           Historical                    Pro forma         Pro forma
                                       IWT           IWT TESORO         Adjustments        Combined
                                   ------------      ------------      ------------      ------------
Revenues
  Sales, net                       $ 19,201,468      $         --      $         --      $ 19,201,468
  Cost of goods sold                 11,593,514                --                --        11,593,514
                                   ------------      ------------      ------------      ------------

                                      7,607,954                --                --         7,607,954

Expenses
  Payroll                             2,766,391            90,000                --         2,856,391
  Delivery expense                      930,094                --                --           930,094
  Lease expense                         350,961                --                --           350,961
  Depreciation                          314,993                --                --           314,993
  General and administrative            291,002             1,997                --           292,999
  Insurance                             259,354                --                --           259,354
  Sales expenses                        150,882                --                --           150,882
  Repairs and maintenance               166,425                --                --           166,425
  Advertising                           133,659                --                --           133,659
  Travel and entertainment               62,664                --                --            62,664
  Professional fees                      45,872            39,500                --            85,372
                                   ------------      ------------      ------------      ------------
                                      5,472,297           131,497                --         5,603,794
Other income and expenses
  Other income/(expenses)                18,964                --                --            18,964
  Interest expense                     (246,611)               --                --          (246,611)
                                   ------------      ------------      ------------      ------------
                                       (227,647)               --                --          (227,647)

Net income (loss) before taxes        1,908,010          (131,497)               --         1,776,513

  Income tax expense                         --                --          (640,016)(2)      (640,016)
                                   ------------      ------------      ------------      ------------
Net income (loss)                  $  1,908,010      $   (131,497)     $   (640,016)     $  1,136,497
                                   ============      ============      ============      ============


        See notes to Pro forma condensed combined financial statements.

                             IWT TESORO CORPORATION
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                    UNAUDITED
                          YEAR ENDED DECEMBER 31, 2001

                                           Historical                   Pro forma            Pro forma
                                       IWT           IWT TESORO        Adjustments            Combined
                                   ------------      ------------      ------------         ------------
Revenues
  Sales, net                       $ 19,626,819      $         --      $         --         $ 19,626,819
  Cost of goods sold                 12,629,138                --                --           12,629,138
                                   ------------      ------------      ------------         ------------
                                      6,997,681                --                --            6,997,681

Expenses
  Payroll                             2,479,814                --                --            2,479,814
  Delivery expense                      979,701                --                --              979,701
  Lease expense                         426,229                --                --              426,229
  Depreciation                          317,852                --                --              317,852
  General and administrative            271,440                35                --              271,475
  Insurance                             232,520                --                --              232,520
  Sales expenses                        129,474                --                --              129,474
  Bad debt                              120,356                --                --              120,356
  Repairs and maintenance               120,337                --                --              120,337
  Advertising                            74,680                --                --               74,680
  Travel and entertainment               64,471                --                --               64,471
  Professional fees                      78,951                --                --               78,951
                                   ------------      ------------      ------------         ------------
                                      5,295,825                35                --            5,295,860
Other income and expenses
  Other income/(expenses)                 9,789                --                --                9,789
  Interest expense                     (424,527)               --                --             (424,527)
                                   ------------      ------------      ------------         ------------
                                       (414,738)               --                --             (414,738)

Net income (loss) before taxes        1,287,118               (35)               --            1,287,083

  Income tax expense                         --                --          (384,460)(2)         (384,460)
                                   ------------      ------------      ------------         ------------
Net income (loss)                  $  1,287,118      $        (35)     $   (384,460)        $    902,623
                                   ============      ============      ============         ============

        See notes to Pro forma condensed combined financial statements.

                             IWT TESORO CORPORATION
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)



On January 5, 2002, the Company entered into a Memorandum of Understanding with International Wholesale Tile, Inc. (an S-Corporation) to acquire 100% of the outstanding stock of the International Wholesale Tile, Inc. in exchange for 83% of the outstanding common stock of IWT Tesoro Corporation. For accounting purposes, the acquisition has been treated as a capital transaction and as a recapitalization of International Wholesale Tile, Inc. For the recapitalization, equity accounts of International Wholesale Tile, Inc. will be restated, based on the ratio of exchange of 6,000 (six thousand) shares of the Company for 1 (one) share of International Wholesale Tile, Inc. At September 30, 2002, no shares of common stock of the Company were issued in connection with the acquisition.

         1. Reclassify equity of International Wholesale Tile, Inc. to conform to the presentation of the equity of the company.

         2. Reflect the income tax effect as if International Wholesale Tile, Inc. were taxed as a C corporation instead of an S corporation.

         3. Reverse distributions made to International Wholesale Tile, Inc. shareholders as a result of the reorganization in which the Company ceased to qualify as an S corporation.